UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2011 (February 18, 2011)

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 L Street, NW, Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 18, 2011, pursuant to a Purchase and Sale Agreement (the “Sale Agreement”) dated February 2, 2011, 1331 L Street Holdings, LLC (“Holdings”), a wholly owned subsidiary of CoStar Group, Inc. (“CoStar”), and GLL L-Street 1331, LLC (“GLL”), an affiliate of Munich-based GLL Real Estate Partners GmbH, completed the sale of all of Holdings’ interest in a 10 story, 169,429 square-foot LEED Gold certified office building located at 1331 L Street, NW (the “Building”), in downtown Washington, DC, to GLL.  The aggregate consideration paid by GLL to Holdings pursuant to the Sale Agreement is $101.0 million in cash, $15.0 million of which was placed in escrow for additional build out and planned tenant improvements at the Building.  CoStar previously reported the entry into the Sale Agreement in a Current Report on Form 8-K filed on February 3, 2011.

CoStar entered into the Sale Agreement for the purpose of guaranteeing the timely payment and performance of Holdings’ liabilities, obligations and covenants under the Sale Agreement.

On February 18, 2011, CoStar Realty Information, Inc. (“CoStar Realty”), a wholly owned subsidiary of CoStar, entered into a 15-year lease, with two five-year extension options, with GLL for 149,514 square feet of office space at the Building (the “Lease”), which Lease is effective as of June 1, 2010 and expires May 31, 2025.  The initial base rent is $38.50 per square foot of occupied space, escalating 2.5% per year commencing June 1, 2011.  The effective date of the Lease is the date as of which CoStar Realty commenced occupation of the space, June 1, 2010.  CoStar’s obligation to pay rent increases proportionately over the course of the first year of the Lease as certain scheduled completion dates for CoStar’s build out, on a floor-by-floor basis, are reached.  CoStar’s occupied space under the Lease will consist of the entire rented premises as of June 1, 2011, from and after which CoStar will owe rent on the entire leased premises.

On February 18, 2011, CoStar entered into a Lease Guaranty (the “Lease Guaranty”) in favor of GLL, whereby CoStar guarantees to GLL the payment and performance by CoStar Realty of all of CoStar Realty’s obligations under the Lease, including payment of rent.

The Sale Agreement, Lease and Lease Guaranty do not affect CoStar’s financial results for the fourth quarter of 2010 or full year of 2010.  The Company expects the sale lease-back will likely be accounted for as an operating lease and will result in additional rent expense in 2011. The 2011 expense impact is expected to be approximately $4.5 million to $5.0 million in 2011.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 2.02. Results of Operations and Financial Condition.

On February 23, 2011, CoStar Group, Inc. announced its financial results for the quarter and year ended December 31, 2010.  The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.                                Description

Exhibit 99.1                               CoStar Group, Inc. Press Release Dated February 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: February 23, 2011	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1	CoStar Group, Inc. Press Release Dated February 23, 2011.